UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAUDUS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

URGENT: YOUR VOTE IS CRITICAL

Dear Valued Charles Schwab Investor:

Recently, we sent you proxy materials regarding a special meeting of shareholders scheduled for June 1, 2022 for Laudus Trust.

Our records indicate that we have not received your voting instructions.

We urge you to vote as soon as possible in order to allow Laudus Trust to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow shareholders and vote today!

As a shareholder of Laudus Trust your vote is critical and your immediate participation is needed.

Laudus Trust offers three easy methods for you to vote:

VOTE ONLINE Visit www.proxyvote.com and enter the control number that appears on your enclosed proxy card. Follow the on-screen prompts to vote.	VOTE BY MAIL Return the executed proxy card in the postage-paid envelope provided so it is received before June 1, 2022.

VOTE BY PHONE

Call 1-855-976-3331 Monday through Friday, 9 a.m. to 10 p.m. ET, to speak with a proxy specialist.

OR

If you have your proxy materials, call the number listed on your enclosed proxy card and follow the touch-tone prompts to vote.

We truly appreciate your investment and look forward to hearing from you. Thank you again for your help and support.

Sincerely,

Walter W. Bettinger, II, Chairman